UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PERMIAN BASIN ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Commencing June 11, 2014, the Permian Basin Royalty Trust utilized the following pre-recorded voice message in calling certain of its unitholders:

Hello. This is Ron Hooper. This call is regarding your investment with PERMIAN BASIN ROYALTY TRUST.

The Special Meeting of unitholders is scheduled to take place on JUNE 20, 2014.

We are calling to offer you a quick and convenient way of voting your proxy which will help PERMIAN BASIN achieve its unitholders meeting objectives. To cast your vote with a live representative, please press 1.

This process is simple and will only take a few moments of your time. To cast your vote, please press 1 now.

If you have any questions about the Unitholders Meeting or your vote, please press 2 now or for more information about your investment with the PERMIAN BASIN ROYALTY TRUST please press 3 now.

As of MARCH 27, 2014 you owned one or more investments in PERMIAN BASIN ROYALTY TRUST. Please hold for a representative who can provide additional information.

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5.

If you received this message on your answering machine you may contact us toll free at 1-800-820-2416 from 9am to 10pm Monday through Friday Eastern Time.

Commencing June 11, 2014, the Permian Basin Royalty Trust utilized the following pre-recorded voice message in leaving voicemail messages for certain of its unitholders:

Hello. We are calling on behalf of your investment with PERMIAN BASIN ROYALTY TRUST. The Special Meeting of unitholders is scheduled to take place on JUNE 20, 2014 and our records indicate that your vote has not been registered.

To conveniently vote your shares by phone, please contact us at your earliest convenience at 1-800-820-2416 between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important and your time is greatly appreciated. Thank you and have a good day.